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                                                                   EXHIBIT 11.0


                          SEEQ TECHNOLOGY INCORPORATED
                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                     (in thousands except per share amounts)


                                                                    Years Ended
                                                        -------------------------------------
                                                       September     September      September
                                                        30,1996       30,1995        30,1994
                                                       ---------     ---------      ---------
PRIMARY
Earnings:
   Net income (loss)                                    $ 2,851       $ 1,330       $ (7,877)
                                                        -------       -------       --------
Shares:
   Average common shares outstanding                     30,070        27,244         24,273
   Add effect of dilutive options and warrants
     (as determined by the treasury stock method)         1,962         1,961             --
                                                        -------       -------       --------
   As adjusted                                           32,032        29,205         24,273
                                                        -------       -------       --------
Primary earnings per share                              $  0.09       $  0.05       $  (0.32)
                                                        -------       -------       --------
FULLY DILUTED
Earnings:
   Net income (loss)                                    $ 2,851       $ 1,330
                                                        -------       -------
Shares:
   Average common shares outstanding                     30,070        27,244
   Add incremental effect of dilutive options and
      warrants (as determined by the treasury
      stock method)                                       2,078         3,650

                                                        -------       -------
   As adjusted                                           32,148        30,894
                                                        -------       -------
Fully diluted earnings per share                        $  0.09      $   0.04
                                                        -------       -------


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